Exhibit 99.1

For Immediate Release

Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349

Waters Corporation Reports 15% Third Quarter Sales Growth with Stronger
European Performance and ACQUITY UPLC™ Shipments

Milford, Massachusetts, October 26, 2004 — Waters Corporation (NYSE/WAT) reported today third quarter 2004 sales of $264.8 million, an increase of 15% over the $230.4 million in sales reported for the third quarter of 2003. This quarterly growth is comprised of 11% growth prior to currency effects and a 4% benefit from foreign exchange. Earnings per diluted share (E.P.S.) for the third quarter 2004 were $0.42 compared to $0.29 for the comparable period in 2003. E.P.S. for the third quarter of 2004 benefited from an improved and sustainable 1% decrease in the Company’s full year effective tax rate favorably impacting E.P.S. by approximately $ 0.01 this quarter. On a pro-forma basis, excluding a charge for expensed in-process research and development incurred in the third quarter of 2003 associated with an acquisition, E.P.S. grew 27% from $0.33 to an as reported $0.42 for the third quarter of 2004.

Commenting on the quarter, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “Our third quarter results reflect continued strong demand from major pharmaceutical and industrial customers in the United States and Asia for all our major product lines and an improvement in business conditions in Europe. Overall, shipments were within our range of expectations and benefited from ACQUITY related system sales in the third quarter. Customer excitement and demand for ACQUITY continues to build and installations have proceeded smoothly.”

As communicated in a prior press release, Waters Corporation will webcast its third quarter 2004 financial results conference call this morning, October 26, 2004, at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.info, choose Investor Relations and click on the Live Webcast. A replay of the call will be available from today through November 2, 2004, similarly by webcast, and also by phone at 402-530-7928.

Waters Corporation holds worldwide leading positions in three complementary analytical technologies – high performance liquid chromatography (HPLC), mass spectrometry (MS) and thermal analysis (TA). These markets account for $4.5 - $5.0 billion of the overall $20+ billion analytical instrument market.

CAUTIONARY STATEMENT

This release contains “forward-looking” statements regarding future results and events, including statements regarding expected financial results, future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements discussed in this release for a variety of reasons, including, without limitation, shipments of new product introductions expected in the upcoming quarters such as ACQUITY UPLC and tandem quadrupole systems, loss of market share through competition, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of new products, changes in the demands of the Company’s healthcare and pharmaceutical company customers, changes in the healthcare market and the pharmaceutical industry, changes in distribution of the Company’s products, service and distribution organizations, and foreign exchange fluctuations. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this press release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	October 2,	September 27,	October 2,	September 27,
	2004	2003	2004	2003
Net sales	264,808	230,381	780,382	683,132
Cost of sales	111,009	95,045	324,663	284,744
Gross profit	153,799	135,336	455,719	398,388
Selling and administrative expenses	71,967	66,743	219,234	197,033
Research and development expenses	17,001	15,106	48,766	42,456
Purchased intangibles amortization	1,228	1,179	3,578	3,234
Litigation settlement and provisions (A)	—	—	(9,277)	1,500
Loss on sale of business (B)	—	—	—	5,031
Restructuring and other unusual charges, net (C)	(158)	(135)	(54)	1,079
Expensed in-process research and development (D)	—	5,160	—	5,160
Operating income	63,761	47,283	193,472	142,895
Interest income, net	445	1,550	1,671	4,279
Income from operations before income taxes	64,206	48,833	195,143	147,174
Provision for income taxes	12,266	12,419	42,607	34,685
Net income	51,940	36,414	152,536	112,489
Net income per basic common share	$0.43	$0.30	$1.28	$0.91
Weighted average number of basic common shares	119,519	122,240	119,452	124,000
Net income per diluted common share	$0.42	$0.29	$1.24	$0.87
Weighted average number of diluted common shares and equivalents	122,597	126,709	123,168	128,568

(A)	The results for the nine months ended October 2, 2004 include provisions of $7.8 million for ongoing patent litigation with
Hewlett-Packard Company and settlement income of $17.1 million related to patent litigation with Perkin-Elmer Corporation. The results for the nine months ended September 27, 2003 include a $1.2 million provision for an environmental matter with the Commonwealth of Massachusetts.

(B)	The results for the nine months ended September 27, 2003 include a loss on sale of the inorganic mass spectrometry product line.

(C)	The results for the three and nine months ended October 2, 2004 and September 27, 2003 include restructuring and other incremental costs and adjustments recorded in relation to the Company’s reorganization of the HPLC and mass spectrometry businesses.

(D)	The results for the three and nine months ended September 27, 2003 include charges for expensed in-process research and development relating to the acquisition of Creon Lab Control AG.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	October 2,	September 27,	October 2,	September 27,
	2004	2003	2004	2003
Reconciliation of income per diluted share, in accordance with generally accepted accounting principles, with adjusted results:
Income per diluted share	$0.42	$0.29	$1.24	$0.87

Adjustment for litigation settlement and provisions, net of tax	—	—	(5,688)	1,155
Income per diluted share effect	—	—	(0.05)	0.01

Adjustment for restructuring and other unusual charges, net of tax	(125)	(104)	(57)	831
Income per diluted share effect	(0.00)	(0.00)	(0.00)	0.01

Loss on sale of business, net of tax	—	—	—	3,522
Income per diluted share effect	—	—	—	0.03

Expensed in-process research and development	—	5,160	—	5,160
Income per diluted share effect	—	0.04	—	0.04

Adjusted income per diluted share:	$0.42	$0.33	$1.19	$0.96

The adjusted income per diluted share presented above is used by the management of the Company to measure operating performance with prior periods and is not in accordance with generally accepted accounting principles (GAAP). The above reconciliation identifies those items management has excluded as non-operational activities or transactions. Management feels these transactions are not indicative of understanding the ongoing operations of the business or its future outlook.

Waters Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands and unaudited)

	October 2, 2004	December 31, 2003

Cash and cash equivalents	471,171	356,781
Accounts receivable	228,322	214,260
Inventories	140,961	128,810
Other current assets	16,955	15,548
Total current assets	857,409	715,399
Property, plant and equipment, net	129,111	108,162
Other assets	346,950	307,300
Total assets	1,333,470	1,130,861
Notes payable and debt	282,697	121,309
Accounts payable and accrued expenses	253,691	257,212
Total current liabilities	536,388	378,521
Other long-term liabilities	150,813	161,863
Total liabilities	687,201	540,384
Total equity	646,269	590,477
Total liabilities and equity	1,333,470	1,130,861